EXHIBIT 10.12



                              EMPLOYMENT AGREEMENT



        THIS EMPLOYMENT AGREEMENT is made and entered into as of this _____ day of ____________, 1996, by and between _________________ (the "Executive") and
BankUnited Financial Corporation, a Florida corporation ("BankUnited"), and its principal wholly owned subsidiary, BankUnited, FSB (BankUnited and BankUnited, FSB are collectively referred to herein as the "Company" and are jointly and severally obligated hereunder, subject to the provisions of Section 11(b) hereof).

        WHEREAS, the Executive has provided valuable service to the Company as an executive officer and is currently serving as of BankUnited and of BankUnited, FSB;

        WHEREAS, the Board of Directors of BankUnited and the Board of Directors of BankUnited, FSB (sometimes collectively referred to herein as the "Board") have determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and service of the Executive as a member of the Company's management;

        WHEREAS, the Board in addition believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change in Control of the Company (as defined herein), and to encourage the Executive's full attention and dedication to the Company;

        WHEREAS, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement;

        NOW, THEREFORE, the parties hereto agree as follows:

               1. DEFINITIONS. In addition to the words and terms defined elsewhere herein, the following words and terms as used herein shall have the meanings as set forth below, unless the context or use indicates a different meaning:

                      (a) "CAUSE" means any action or inaction of the Executive involving personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform the Executive's duties as described in Section 3, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease-and-desist order, or material breach of any provision of this Agreement.

                      (b) "CHANGE IN CONTROL" shall be deemed to have occurred on the date when:

                             (i)    A reorganization, merger or
consolidation of the Company shall have been consummated, in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's voting securities would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's voting

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securities immediately prior to the merger have substantially the same proportionate ownership of the voting securities of the surviving corporation immediately after the merger;

                             (ii)   Liquidation or dissolution of the
Company, or sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all of the Company's assets shall have been consummated; or

                             (iii)   Any "person" (as such term is defined in
Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended [the "Exchange Act"]) or group of persons, excluding BankUnited and any of its subsidiaries, other than Alfred R. Camner or a group which includes Alfred R. Camner, shall have acquired direct or indirect beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 51% or more of the voting power of the Company's then outstanding securities;

provided, however, that a Change in Control shall not occur if the Chief Executive Officer of the Company as of the date of this Agreement executes, prior to or simultaneously with the occurrence of any one of the events set forth in subsections (i), (ii) and (iii) of this Section 1(b), an employment agreement with the entity or person that will acquire control of the Company or all or substantially all of the Company's assets, or will result from a reorganization, merger or consolidation of the Company, whereby the Chief Executive Officer agrees to continue as the principal executive or principal operating officer of the Company; and, provided further, that the renewal or extension of the term of any employment agreement to which the Chief Executive Officer is bound immediately prior to the Date of the Change in Control, or the assumption of the obligations set forth in such agreement, shall not be deemed to be the execution of an employment agreement by the Chief Executive Officer for purposes hereof.

                      (c) "CONTRACT EXPIRATION DATE" means the date one year from the Date of the Change in Control.

                      (d) "DATE OF THE CHANGE IN CONTROL" means the date on which a Change in Control shall be deemed to have occurred.

                      (e)    "DATE OF TERMINATION" means the date of
receipt of the Notice of Termination or any later date specified therein, as the case may be; provided, however, that if the Executive's employment is terminated by reason of the Executive's death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

                      (f) "DISABILITY" means any physical or mental condition that wholly prevents the Executive from performing his duties for at least six months after the commencement of such condition and that is determined to be of a permanent duration by a physician acceptable to the Company and the Executive or the Executive's legal representative (such agreement as to acceptability not to be unreasonably withheld). If the Company determines in good faith that the Disability of the Executive has occurred, it may give to the Executive written notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective the Disability Effective Date, provided that the Executive shall not

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have returned to full-time performance of the Executive's duties prior to the
Disability Effective Date. Any subsequent Disability, whether of a similar nature or not, shall not be deemed a continuation of a prior Disability and, the determination of time for the purposes of this provision shall recommence.

                      (g)    "DISABILITY EFFECTIVE DATE" means the date
30 days following receipt by the Executive of notice from the Company of the Company's intention to terminate the Executive's employment because of the Executive's Disability.

                      (h)    "EMPLOYMENT PERIOD" means the one-year
period commencing on the date of this Agreement, subject to renewal or extension as provided in Section 2 hereof.

                      (i) "GOOD REASON" means the occurrence after a Change in Control of any of the following:

                             (A)    the assignment to the Executive of any
duties substantially inconsistent with and inferior to the position or positions held, exercised by and assigned to the Executive immediately prior to the Date of the Change in Control, or any other action by the Company that results in a material diminution in such position, excluding for this purpose an insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                             (B)    a reduction in the Executive's salary
as in effect immediately prior to the Date of the Change in Control or as the same may be increased from time to time, provided, however, that if the Executive terminates his employment after a Change in Control as a result of a reduction in his salary of 5% or more, such termination shall be considered for all purposes of this Agreement a termination by the Company Other than for Cause;

                             (C)    any failure by the Company to make
payments of all amounts due from time to time under all of the Company's benefit plans for which the Executive is eligible;

                             (D)    the Company's requiring the Executive
to be based at any office or location other than the location where the Executive was employed immediately prior to the Date of the Change in Control, or at any office or location within 25 miles from such location, or at such other location as shall be mutually agreed to by the parties, except for travel reasonably required in the performance of the Executive's responsibilities or a relocation of the Executive on a temporary basis; or

                             (E)    failure by the Company to comply with
the provisions of this Agreement or the failure of the Company to obtain the assumption of the commitment to perform this Agreement by any successor corporation.

                      (j) "HIGHEST SALARY RATE" means the higher of the Executive's annual salary rate paid by the Company in effect as of the Date of Termination or in effect immediately prior to the Date of the Change in Control.

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                      (k)    "NOTICE OF TERMINATION" means a written
notice that (i) indicates the specific termination provision in this Agreement relied upon, (ii) in the case of termination for Cause or Good Reason, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination is other than the date of receipt of such notice, specifies the termination date.

                      (l) "OTHER THAN FOR CAUSE" means a termination of the Executive's employment by the Company after a Change in Control that does not qualify as a termination for death, Disability or Cause, or a termination of the Executive's employment by the Executive after a Change in Control as a result of a reduction in the Executive's salary of 5% or more.

                      (m)    "OTHER THAN FOR GOOD REASON" means a
termination of the Executive's employment by the Executive after a Change in Control that does not qualify as a termination for Good Reason.

                      (n) "RESIGNATION PAYMENT" means a lump sum cash payment in an amount equal to the aggregate of the Executive's Highest Salary Rate and his most recent Cash Bonus; provided, however, that such amount should be reduced pursuant to Section 6(d) of the Agreement, if applicable.

                      (o) "TERMINATION PAYMENT" means a lump sum cash payment in an amount equal to the aggregate of the Executive's Highest Salary Rate and his most recent Cash Bonus multiplied by one and one-half; provided, however, that such amount should be reduced pursuant to Section 6(d) of the Agreement, if applicable.

                      (p) "VESTED BENEFITS" means all amounts earned by and vested in the Executive pursuant to the plans, programs, policies and practices of the Company, including, without limitation, the BankUnited Financial Corporation Profit Sharing Plan, the Executive Retention Plan, disability insurance plan, and group and supplemental life insurance plans. For purposes hereof, Vested Benefits shall include continuation of the Executive's medical insurance for nine months from the Date of Termination or until the Executive becomes covered by another medical insurance plan or eligible for Medicare, whichever is shorter.

               2. EMPLOYMENT. The Company hereby agrees to continue to employ the Executive and the Executive hereby agrees to continue to remain in the employ of the Company during the Employment Period, on the terms and conditions set forth herein. Prior to a Change in Control of the Company, this Agreement may upon the affirmative action of the Board of Directors of the Company be renewed for successive one-year periods, unless 30 days' advance notice is given by the Executive to the Company regarding his/her termination of this Agreement, or unless otherwise terminated pursuant to Sections 5(a) or 5(b) hereof. If a Change in Control occurs and this Agreement and the Executive's employment hereunder have not been previously terminated, then the Employment Period shall be extended through the Contract Expiration Date, whereupon this Agreement shall expire, unless sooner terminated in accordance with the provisions hereof.

               3. Position and Duties. The Executive shall serve as ___________________________ of BankUnited and of BankUnited, FSB and shall exercise such authority and perform such executive

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duties as may from time to time be assigned to the Executive by the Board or the
Chief Executive Officer of the Company. Such services shall be performed at the Company's principal executive offices in Dade County, Florida, or at such other location as shall be mutually agreed to by the parties. The Executive agrees that during the Employment Period he will devote his full business time to his executive duties as described herein and will perform such duties faithfully and efficiently. It is understood that the Executive may be a director of other corporations and engage in charitable, civic and similar pursuits if such activities do not interfere unduly with his devoting his best efforts to the business of the Company.

               4. COMPENSATION AND OTHER BENEFITS. During the Employment Period, the Executive shall be compensated as follows:

                      (a) SALARY. He shall receive an annual salary as set by the Compensation Committee of the Board of Directors, payable pursuant to the Company's standard payroll practices for executives.

                      (b) OTHER BENEFITS. He shall be entitled to receive the usual employee benefits afforded to employees of the Company, such as medical, disability and life insurance benefits, in accordance with the policies as may be set from time to time by the Board.

               5.     TERMINATION PRIOR TO A CHANGE IN CONTROL.

                      (a)    TERMINATION.  This Agreement and the
Executive's employment hereunder may be terminated by the Board or the Executive Committee of the Board (the "Executive Committee") at any time prior to a Change in Control of the Company, for any reason that the Board may determine in its sole discretion, which reasons may include, without limitation, Cause or any reasons other than Cause.

                      (b) DEATH OR DISABILITY. This Agreement shall terminate automatically upon the Executive's death and may be terminated by the Company upon the Executive's Disability.

                      (c) COMPENSATION. If the Executive's employment is terminated for any reason prior to a Change in Control, this Agreement shall terminate without further obligations to the Executive or his legal representatives, other than those obligations accrued or earned and vested (if applicable) by the Executive as of the Date of Termination in accordance with the plans, programs, policies and practices of the Company under which such obligations accrued or were earned and vested (if applicable). Such obligations shall be paid in accordance with the terms and provisions of the plans, programs, policies and practices of the Company under which they accrued or were earned and vested (if applicable). Notwithstanding the foregoing, severance or other compensation or benefits payable upon termination, other than those expressly required by law, shall be determined and paid only in the sole discretion of the Board or the Executive Committee.

               6. TERMINATION AFTER A CHANGE IN CONTROL. If a Change in Control occurs and this Agreement and the Executive's employment hereunder have not been previously terminated, then the Executive shall be entitled to receive certain payments and benefits as provided in this Section 6 if the Executive's employment is terminated after the Change in Control.

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                      (a)    TERMINATION FOR DEATH OR DISABILITY.  This
Agreement shall terminate automatically upon the Executive's death and may be terminated by the Company upon the Executive's Disability. Upon a termination by reason of the Executive's death or Disability, the Company shall, within 30 days after the Date of Termination, pay to the Executive or his estate or beneficiaries, as the case may be, (i) any compensation or other obligations accrued for periods prior to the Date of Termination, (ii) the Termination Payment, and (iii) the Executive's Vested Benefits as of the Date of Termination.

                      (b)    TERMINATION BY THE COMPANY.

                             (i)    CAUSE.  This Agreement and the
Executive's employment hereunder may be terminated by the Company for Cause. Upon a termination for Cause, this Agreement shall terminate without further obligations to the Executive, other than those obligations accrued or earned and vested (if applicable) by the Executive through the Date of Termination in accordance with the plans, programs, policies and practices of the Company under which such obligations accrued or were earned and vested (if applicable). Such obligations shall be paid to the Executive in accordance with the terms and provisions of the plans, programs, policies and practices of the Company under which they accrued or were earned and vested (if applicable).

                             (ii)   OTHER THAN FOR CAUSE.  If this
Agreement and the Executive's employment hereunder is terminated by the Company Other than for Cause, the Company shall, within 30 days after the Date of Termination, pay to the Executive (A) any compensation or other obligations accrued for periods prior to the Date of Termination, (B) the Termination Payment, and (C) the Executive's Vested Benefits as of the Date of Termination.

                      (c)    TERMINATION BY THE EXECUTIVE.

                             (i)    GOOD REASON.

                                    (A)     The Executive may terminate this
Agreement and his employment hereunder for a Good Reason; provided, however, that no such termination for Good Reason may occur during the six-month period immediately following the Date of the Change in Control; and, provided further, if any termination is initiated by the Executive during the 30-day period immediately following the end of six months from the Date of the Change in Control, then such termination shall be deemed conclusively to be a termination for Good Reason for all purposes of this Agreement and shall not be challenged for any reason by the Company or by any person acting or purporting to act for or on behalf of the Company.

                                    (B)     Upon a termination for Good Reason
as provided in subsection (c)(i)(A) of Section 6, the Company shall, within 30 days after the Date of Termination, pay to the Executive (1) any compensation or other obligations accrued for periods prior to the Date of Termination, (2) the Resignation Payment, and (3) the Executive's Vested Benefits as of the Date of Termination.

                                    (C)     The failure by the Executive to
set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Good Reason shall not waive

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any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing his rights hereunder.

                             (ii)   OTHER THAN FOR GOOD REASON.  If this
Agreement and the Executive's employment hereunder is terminated by the Executive Other than for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than those obligations accrued or earned and vested (if applicable) by the Executive through the Date of Termination in accordance with the plans, programs, policies and practices of the Company under which such obligations accrued or were earned and vested (if applicable). Such obligations shall be paid to the Executive in accordance with the terms and provisions of the plans, programs, policies and practices of the Company under which they accrued or were earned and vested (if applicable). If the Executive terminates his employment Other than for Good Reason, he shall not be entitled to receive the Resignation Payment or the Termination Payment.

                      (d)    APPLICATION OF SECTION 280G OF THE INTERNAL
REVENUE CODE. It is the intention of the parties that, in the event of a Change in Control of the Company, the payments under Section 6 shall not constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and any regulations promulgated by the Internal Revenue Service thereunder. In the event that the independent accountants acting as auditors for the Company on the Date of the Change in Control (or another accounting firm designated by them) determine that the payments under Section 6 may constitute "excess parachute payments," the amounts payable pursuant to Section 6 shall be reduced to the maximum amount that may be paid without constituting the payments "excess parachute payments." Such determination pursuant to this Section 6(d) shall take into account (i) whether the payments under this Agreement are "parachute payments" within the meaning of
Section 280G and, if so, (ii) the amount of payments under Section 6 that constitutes "reasonable compensation" within the meaning of Section 280G. Nothing contained in this Agreement shall prevent the Company after a Change in Control from agreeing to pay the Executive compensation or benefits in excess of those provided in this Agreement.

               7. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices provided by the Company or any of its subsidiaries and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any stock option or other agreements with the Company or any of its subsidiaries. Any amounts that are Vested Benefits or that the Executive is otherwise entitled to receive under any plan, policy, practice or program of the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program, and nothing contained in this Agreement shall serve or be construed to divest the Executive of any such benefits.

               8. NO MITIGATION. The Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise. Income earned by the Executive following the Date of Termination shall have no effect whatsoever on the Company's obligations and the Executive's rights hereunder, and shall not give rise to any set-off or recoupment by the Company.

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               9.     CERTAIN REGULATORY CONSIDERATIONS.

                      (a)    If the Executive is suspended and/or
temporarily prohibited from participating in the conduct of BankUnited, FSB's affairs by a notice served under Sections 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818 (e)(3) or (g)(1)), (the "Act"), the Company's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Company shall pay to the Executive all of the compensation withheld while the obligations under this Agreement were suspended and shall reinstate its obligations hereunder.

                      (b)    If the Executive is removed and/or
permanently prohibited from participating in the conduct of BankUnited, FSB's affairs by an order issued under Sections 8(e)(4) or (g)(1) of the Act (12 U.S.C. 1818 (e)(4) or (g)(1)), all obligations of the Company shall terminate as of the effective date of the order, but vested rights of the parties hereto shall not be affected.

                      (c) If BankUnited, FSB is in default (as defined in Section 3(x)(1) of the Act), all obligations under this Agreement shall terminate as of the date of default, but this subsection shall not affect any vested rights of the parties hereto.

                      (d) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of BankUnited, FSB, (i) by the Director of the Office of Thrift Supervision or his/her designee (the "Director"), at the time the Federal Deposit Insurance Corporation ("FDIC") or the Resolution Trust Corporation (the "RTC") enters into an agreement to provide assistance to or on behalf of BankUnited, FSB under the authority contained in
Section 13(c) of the Act; or (ii) by the Director, at the time the Director approves a supervisory merger to resolve problems related to operation of BankUnited, FSB or when BankUnited, FSB is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties hereto that have already vested, however, shall not be affected by such action.

               10. WITHHOLDING. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulations.

               11.  SUCCESSORS; BINDING AGREEMENT.

                      (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive and the Executive's legal representatives.

                      (b)    BankUnited and BankUnited, FSB shall be
jointly and severally obligated under this Agreement; provided, however, that to the extent any payments provided for hereunder are obligations of BankUnited only, BankUnited, FSB shall not be deemed to be a guarantor of such payments or otherwise liable therefor.

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                      (c)    This Agreement shall inure to the benefit of
and be binding upon and enforceable by the Company and its successors and assigns.

                      (d)    The Company will require any successor
(whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law or otherwise.

               12. SURVIVAL. The obligations of the parties hereto pursuant to Sections 5(c), 6 and 17 hereof shall survive any termination of this Agreement.

               13. GOVERNING LAW. The provisions of this Agreement shall be construed in accordance with the laws of the State of Florida.

               14. SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

               15.    ENTIRE AGREEMENT, MODIFICATION AND WAIVER.  This
Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof. No modification or waiver of any provision of this Agreement shall be binding unless executed in writing by all parties hereto. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver. The failure of the Executive or the Company to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision hereof.

               16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               17. LEGAL EXPENSES. In the event of any litigation arising out of or related to this Agreement, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorneys' fees and trial and appellate court costs.

               18. NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has provided in writing to the Company or to the Company at its principal executive offices.

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        IN WITNESS WHEREOF, _________ the Executive and, pursuant to the authorization from the Board, BankUnited and BankUnited, FSB have executed this Agreement as of the date first above written.

                                      BANKUNITED FINANCIAL CORPORATION



                                      By:
                                         -----------------------------------



                                      BANKUNITED, FSB



                                      By:
                                         -----------------------------------



                                      EXECUTIVE


                                         -----------------------------------



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